Exhibit 3.3.4

AMENDMENT NO. 4
TO
THE FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LONGEVERON LLC

WHEREAS, Longeveron LLC, a Delaware limited liability company (the “Company”), has heretofore been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act;

WHEREAS, the Company and its Members have entered into that certain First Amended and Restated Limited Liability Company Agreement, effective as of December 31, 2014, as amended by the Prior Amendments (as defined below), Amendment No. 1 to the Limited Liability Company Agreement (the “First Amendment”), effective as of July 18, 2017, Amendment No. 2 to Limited Liability Company Agreement (the “Second Amendment”) effective as of October 5, 2017, and Amendment No. 3 to the Limited Liability Company Agreement (the “Third Amendment”) (collectively, as amended, the “Operating Agreement”);

WHEREAS, pursuant to Section 4.06(d)(iv) and Section 16.09 of the Operating Agreement, the undersigned Members of the Company, including the Founder and the Sponsor, desire to amend the Operating Agreement to authorize an additional 137,638 Series C Units so that the total number of authorized Series C Units is 572,374; and

WHEREAS, pursuant to Section 16.09 of the Operating Agreement, the Founder and the Sponsor desire to further amend the Operating Agreement as provided herein.

NOW, THEREFORE, this Amendment No. 4 to the Limited Liability Company Operating Agreement of Longeveron, LLC (“Amendment”) is hereby adopted as of the 15th day of October, 2018 (the “Amendment Effective Date”), as follows:

1. Further Amendments to the Operating Agreement.

(i) The fourth sentence of Section 3.02 of the Operating Agreement is hereby amended and restated its entirety to read as follows:

“The Company shall have the authority, subject to compliance with the terms hereof, to issue up to 572,374 Series C Units, provided that 200,000 of such Series C Units shall be reserved for issuance under the Incentive Plan.”

(ii) The Members Schedule is hereby amended and restated in its entirety as set forth on Schedule A attached hereto and incorporated herein by reference.

2. Operating Agreement. Except as otherwise provided herein, all of the provisions of the Operating Agreement shall remain in full force and effect.

3. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Operating Agreement and their respective successors and assigns.

4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

6. Counterparts; Defined Terms. This Amendment may be executed in one or more counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Amendment. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Operating Agreement.

[Remainder of Page Intentionally Left Blank]
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Amendment Effective Date.

The Company:

LONGEVERON LLC

By:	/s/ Joshua M. Hare, M.D.
Name:	Joshua M. Hare, M.D.
Title:	Chairman of the Board

The Members:

DS MED, LLC

By:	/s/ Donald Soffer
Name:	Donald Soffer
Title:	Manager

Joshua M. Hare, M.D.

By:	/s/ Joshua M. Hare, M.D.
Joshua M. Hare, M.D.

The Board:

/s/ Joshua M. Hare, M.D.
Joshua M. Hare, M.D.

/s/ Donald M. Soffer
Donald M. Soffer

/s/ Neil E. Hare
Neil E. Hare

SCHEDULE A

MEMBERS SCHEDULE
(AS OF OCTOBER 15, 2018)

[intentionally deleted- confidential material]

EXHIBIT B

Joinder

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of the _____ day of _____________, 20__, by and between LONGEVERON LLC (“Longeveron”) and __________________ (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement effective as of December 31, 2014, as amended by Amendment No. 1 effective as of July 18, 2017, Amendment No. 2 effective as of October 5, 2017, Amendment No. 3 effective as of October 23, 2017, and as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:
Name:
Title:

INVESTOR:

By:
Name:
Title:

Joinder

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of the 22nd day of March, 2018, by and between LONGEVERON LLC (“Longeveron”) and Budge Collinson (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement effective as of December 31, 2014, as amended by Amendment No. 1 effective as of July 18, 2017, Amendment No. 2 effective as of October 5, 2017, Amendment No. 3 effective as of October 23, 2017, and as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:
Name:
Title:

INVESTOR:

By:	/s/ Budge Collinson
Name:	Budge Collinson
Title:

Joinder

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of the 22nd day of March, 2018, by and between LONGEVERON LLC (“Longeveron”) and Linda Collinson (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement effective as of December 31, 2014, as amended by Amendment No. 1 effective as of July 18, 2017, Amendment No. 2 effective as of October 5, 2017, Amendment No. 3 effective as of October 23, 2017, and as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:
Name:
Title:

INVESTOR:

By:	/s/ Linda Collinson
Name:	Linda Collinson
Title:

JOINDER AGREEMENT

This Joinder Agreement is made and entered into effective as of the 27th day of January, 2018, by and between LONGEVERON LLC (“Longeveron”) and FIDJ Investments LLC (the “Transferee”).

1. Admission. Transferee is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC Limited Liability Company Agreement originally dated November 20, 2014, as amended and restated from time to time (the “Operating Agreement”).

2. Agreement to Be Bound By Operating Agreement. Transferee acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

3. Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

Signature

By:
Printed Name

Its:
Title

FIDJ Investments LLC (the Transferee)

/s/ Alan A. Joseph
By:	Alan A. Joseph
Managing Member

EXHIBIT B

Joinder

JOINDER AGREEMENT

This Joinder Agreement is made and entered into as of the 13th day of April, 2018 by and between LONGEVERON LLC (“Longeveron”) and Frontview Technology Co., Ltd., (the “Investor”).

Admission. Investor is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC First Amended and Restated Limited Liability Company Agreement effective as of December 31, 2014, as amended by Amendment No. 1 effective as of July 18, 2017, Amendment No. 2 effective as of October 5, 2017, Amendment No. 3 effective as of October 23, 2017, and as further amended from time to time (the “Operating Agreement”).

Agreement to Be Bound By Operating Agreement. Investor acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

By:	/s/ Joshua M. Hare
Name:	Joshua M. Hare, M.D.
Title:	Co-Founder/Chief Scientific Officer

INVESTOR:

By:	/s/ Maria Plyladen
Name:	Maria Plyladen
Title:	Director

JOINDER AGREEMENT

This Joinder Agreement is made and entered into effective as of the 31st day of January, 2018, by and between LONGEVERON LLC (“Longeveron”) and FIDJ Partners, LLC (the “Transferee”).

1. Admission. Transferee is hereby admitted as a Member of Longeveron and shall have all the rights and be subject to all the obligations of a Member under the Longeveron LLC Limited Liability Company Agreement originally dated November 20, 2014, as amended and restated from time to time (the “Operating Agreement”).

2. Agreement to Be Bound By Operating Agreement. Transferee acknowledges receipt of a copy of the Operating Agreement and by execution hereof agrees to become a party to and be bound by all the terms and conditions of the Operating Agreement as a Member.

3. Counterparts. This Joinder Agreement may be executed in multiple counterparts.

Intending to be legally bound hereby, the parties hereto have caused this Joinder Agreement to be executed as of the date first written above by a duly authorized person.

LONGEVERON LLC

Signature

By:
Printed Name

Its:
Title

MANYA DELENGOWSKI FUERST (the Transferee)

/s/ Manya Delengowski Fuerst
By:	Manya Delengowski Fuerst